UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2012, William A. Kellstrom retired from the Board of Directors of the General Partner of MarkWest Energy Partners, L.P.  Mr. Kellstrom’s retirement was a personal decision and did not result from any disagreement with the Partnership. Mr. Kellstrom has served as a member of the Board of Directors since its inception in May 2002. At the time of his retirement, Mr. Kellstrom was serving as a member of the Finance Committee and the Nominating & Corporate Governance Committee.

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the “Partnership”) was held on June 1, 2012.  At the close of business on April 4, 2012, the record date for the determination of unitholders entitled to vote at the 2012 Annual Meeting of Common Unitholders, there were 102,693,615 common units of the Partnership issued, outstanding and entitled to vote at the meeting. At the Annual Meeting of Common Unitholders, there were not less than 91,052,002 common units, or approximately 88% of the outstanding common units, represented by proxy or in attendance at the meeting, thereby establishing the presence of a quorum. The Partnership’s common unitholders were presented with and asked to vote on three proposals. The following are the results of the voting.

Proposal No. 1:

Each of the nine nominees for Director of MarkWest Energy GP, L.L.C., the general partner of the Partnership, was elected to serve a one-year term until the 2013 Annual Meeting of Common Unitholders.  Votes regarding the persons elected as Directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank M. Semple	55,564,840	316,946	35,170,216
Donald D. Wolf	55,598,017	283,769	35,170,216
Keith E. Bailey	55,540,663	341,123	35,170,216
Michael L. Beatty	38,560,638	17,321,148	35,170,216
Charles K. Dempster	55,537,780	344,006	35,170,216
Donald C. Heppermann	55,583,549	298,237	35,170,216
Randall J. Larson	55,596,708	285,078	35,170,216
Anne E. Fox Mounsey	55,602,680	279,106	35,170,216
William P. Nicoletti	55,556,059	325,727	35,170,216

Proposal No. 2:

The unitholders approved the amendment of the 2008 Long-Term Incentive Plan to increase the common units available for issuance under the plan from 2.5 million to 3.7 million.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,856,796	2,769,273	255717	35,170,216

Proposal No. 3:

The appointment of Deloitte & Touche LLP as the Partnership’s independent accountants for the fiscal year ending December 31, 2012 was ratified.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,383,738	406,032	262,232	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: June 5, 2012	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer